Exhibit 99.2

Second Quarter 2016 Earnings Call August 3, 2016

Disclaimer Regarding Forward Looking Statements This presentation includes statements that are, or may be deemed, "forward-looking statements", within the meaning of Section 27A of the Securities Act of 1933, as amended. All statements, other than statements of historical facts, included in this presentation regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "anticipate," "project," "target," "design," "estimate," "predict," "opportunity," "proposition," "strategy," "potential," "plan" or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, including the clinical plans for VTP-43742, VTP-38543 and VTP-45489 and preclinical plans for our potential future product candidates, the anticipated top-line results from the Phase 2a proof-of-concept clinical trial for VTP-38543, the potential 12 week efficacy and safety for VTP-43742 and Vitae’s projected cash runway. Actual results may be materially different. Certain information in this presentation is from previously published data and literature from prior psoriasis trials of other compounds. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, statements about: the timing and success of preclinical studies and clinical trials; the ability to obtain and maintain regulatory approval of our product candidates; the scope, progress, expansion and costs of developing and commercializing our product candidates; our expectations regarding the amount and timing of our expenses and revenue; the sufficiency of our cash resources, plans for the use of our cash resources and needs for additional financing; our ability to adequately manufacture our product candidates and the raw materials utilized therein; our ability to obtain and maintain intellectual property protection for our product candidates; our expectations regarding competition; the size and growth of the potential markets for our product candidates and the ability to serve those markets; the rate and degree of market acceptance of any of our product candidates; our anticipated growth strategies; the anticipated trends and challenges in our business and the market in which we operate; our ability to establish and maintain development partnerships; our ability to attract or retain key personnel; our expectations regarding federal, state and foreign regulatory requirements; regulatory developments in the United States and foreign countries and other factors that are described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of our Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which have been filed with the Securities and Exchange Commission (SEC) and are available on the SEC's website at www.sec.gov. Additional factors may be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, to be filed with the SEC in the third quarter of 2016. All written and verbal forward-looking statements attributable to Vitae or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Vitae cautions investors not to rely too heavily on the forward-looking statements Vitae makes or that are made on its behalf. The information in this presentation is provided only as of the date of this presentation, and Vitae undertakes no obligation, and specifically declines any obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Second Quarter 2016 Highlights Ongoing Ph 2a proof-of-concept trial with VTP-38543 in atopic dermatitis patients on track for top-line results in 4Q 2016 First-in-class, wholly owned LXR agonist, with potential for differentiated profile in treating mild-to-moderate atopic dermatitis patients Upcoming Ph 2 trial with VTP-43742 in moderate-to-severe psoriasis patients on track to initiate in 4Q 2016 Positive Ph 2a proof-of-concept results announced in late 1Q 2016 First-in-class, wholly owned RORt inhibitor, with potential for transformative profile in the oral treatment of autoimmune disorders Pipeline expanding New pipeline programs generated by Vitae’s proprietary discovery platform Contour®, positioning Vitae for incremental future value growth Strong cash position $77.4 million cash and cash equivalents as of June 30, 2016; projected cash runway into 2H 2018

VTP-38543 for Atopic Dermatitis Ph 2a Proof-of-Concept Trial Ongoing

Atopic Dermatitis Atopic dermatitis (AD) is the most common inflammatory disease Estimated to occur in 15-25% of children and 4-7% of adults Estimated up to 32 million patients with AD in the US (~90% mild-to-moderate) AD characterized by flares of intense itching, red and inflamed rash, dry skin Itching and skin appearance have a major impact on patients (and families) 63% report sleep impairment up to 2 hours daily; sleep loss affects school / work performance, often impacts other family members 60% of adolescents report school difficulties; teasing and bullying 29% report impaired personal relationships; high divorce rate observed 71% report feelings of exhaustion, frustration, resentment and helplessness Health related quality of life impairment exceeds that in asthma and epilepsy, comparable to renal disease or cystic fibrosis

Atopic Dermatitis
Pathogenesis and Treatment Options



Immune Response
Skin Barrier

Drs. Leung and Guttman-Yassky, *J Allergy Clin Immunology,* October 2014

- **Intertwining mechanisms create pathology: skin barrier compromise and increased inflammatory response**
  - Either can be the initiating factor
- **Skin barrier compromise (outside→in)**
  - Genetic skin barrier defects (*e.g.* filaggrin) in up to 50% of AD patients, allowing irritants and allergens from environment in, triggering an inflammatory response
- **Increased inflammatory response (inside→out)**
  - Lesional over-expression of cytokines leads to broader immune response
  - Inflammatory response triggers itch-scratch cycle; scratching causes physical breakdown of skin barrier
- **Currently available AD drugs limited to anti-inflammatory action**
  - No therapies are available that address both aspects ; corticosteroids, the predominant therapy, actually thin skin with chronic use

Vitae Pharmaceuticals, Inc. August 2016 6

VTP-38543
Ph 2a Proof-of-Concept Trial Clinical Endpoints

vitae Pharmaceuticals

- **Physician assessment of clinical efficacy**

Scoring System	Acronym	Rationale	Description
Investigator's Global Assessment	**IGA**	US basis for approval	Simple **0-4 scale** per patient*
Severity Scoring of Atopic Dermatitis	**SCORAD**	EU basis for approval	Comprehensive, systematized scoring **0-103 point scale**
Eczema Area and Severity Index	**EASI**	Gaining use in US	Comprehensive, systematized scoring **0-72 point scale**

** IGA measures 'responders' - those achieving a rating of 0 (clear) or 1 (almost clear) and a minimum two point rating change*

- **Patient assessment of clinical efficacy**
  - Itching frequency / intensity and sleep disruption
- **Biomarker assessment of barrier and inflammatory markers**
  - Includes SREBP1c (lipid synthesis), ABCG1 (lipid secretion), keratin-16 and filaggrin (associated with keratinocyte differentiation) and IL-6 (pro-inflammatory cytokine)
  - Cell histology and immunohistochemistry changes from skin biopsies
- **Safety / tolerability and PK**

Vitae Pharmaceuticals, Inc. August 2016 7

Randomized, double blind, placebo controlled trial with 100 mild-to-moderate atopic dermatitis patients (IGA score of 2 or 3) VTP-38543 applied topically twice daily for 4 weeks Topline clinical results expected in 4Q 2016 0.05% VTP-38543 20 patients 0.15% VTP-38543 20 patients 1.0% VTP-38543 + solubilizer 20 patients Vehicle only 20 patients Vehicle + solubilizer 20 patients VTP-38543 Ph 2a Proof-of-Concept Trial Design

VTP-43742 for Autoimmune Disorders Positive Ph 2a Results in 1Q 2016; Planning for Next Trial

VTP-43742 Phase 2a Proof-of-Concept Trial Results Clinical trial design Randomized, double blind, placebo controlled 4 week treatment of 34 moderate-to-severe psoriasis patients Positive efficacy signal Clear and consistent signal of efficacy from PASI score changes in both the 350mg and 700mg dose groups Comprehensive biomarker data supported observed clinical results PASI score improvement accelerated significantly in week 3, more in week 4 Generally well tolerated 350mg dose group safety and tolerability comparable to placebo Transaminase elevations observed in some patients in the 700mg dose group Results clinically validate RORt target; support ‘go’ decision to advance VTP-43742 in clinical development

Establish the full efficacy potential of VTP-43742 All currently available therapies require >12 weeks dosing to achieve full efficacy In the 4 week Ph 2a trial with VTP-43742, clinical improvement accelerated significantly in week 3, even more in week 4; indicates potential for increasing efficacy beyond 4 weeks Next Ph 2 trial with VTP-43742 will be 16 weeks duration Further elaborate the safety / tolerability profile of VTP-43742 Efficiently enable VTP-43742 to proceed into a pivotal trial next, if Ph 2 trial successful Development Goal: to develop VTP-43742 as a transformative ‘best oral agent for the treatment of multiple autoimmune disorders, starting with psoriasis’ i.e. highly effective, safe, well tolerated, once daily oral therapy VTP-43742 Next Phase 2 Trial Design: Key Objectives

Pipeline

Pipeline Additional Assets Generated by Contour® VTP-45489 / RORt Inhibitor Company leveraging its global leadership in RORt science, and its recent clinical validation of the target, by expanding its presence in the space VTP-45489 chemically distinct from VTP-43742 Company expects to advance VTP-45489 into a Ph 1a single ascending dose clinical trial in 3Q 2016 VTP-36951 / BACE Inhibitor Company intends to hold VTP-36951 investment, pending results from Merck’s first-in-class BACE program Ph 3 outcomes trial results, which Merck has stated is expected in 2017

Pipeline Additional Assets Generated by Contour® Contour® is Vitae’s proprietary structure-based drug design (SBDD) platform Vitae applies Contour® to targets with these characteristics Known, relatively well validated biology High unmet medical need Specialty therapeutic category Difficult-to-drug target with significant technical hurdles to overcome Animal proof-of-principle achieved in a new target program Initial lead candidate selected to advance into pre-clinical development

For the three months ended: (in millions) June 30, 2016 June 30, 2015 Variance R&D expense $ 7.9 $ 7.8 $ 0.1 G&A expense 2.7 2.3 0.4 Total operating expense 10.5 10.0 0.5 Net loss (10.4) (9.8) (0.6) Vitae believes current cash levels will enable company to operate into 2H 2018 based upon on current business plan Selected Financial Statement Data (unaudited) (in millions) June 30, 2016 December 31, 2015 Variance Cash, cash equivalents and marketable securities $ 77.4 $ 59.4 $ 18.0

Near-Term Pipeline Milestones
Remainder of 2016

Program	Indication	Preclin Dev	Ph 1	POC	Ph 2	WW Rights	Next Expected Milestone
VTP-43742 RORγt Inhibitor	Psoriasis, Autoimmune Disorders					Vitae	Initiation of Ph 2 4Q 2016
VTP-38543 LXRβ Agonist	Atopic Dermatitis					Vitae	Top-line POC results 4Q 2016
VTP-45489 RORγt Inhibitor	Autoimmune Diseases					Vitae	Initiation of Ph 1a 3Q 2016
VTP-36951 BACE Inhibitor	Alzheimer's Disease					Vitae	Hold
New Target Novel MOA	Undisclosed					Vitae	Initiation of preclinical development 3Q 2016

- $77.4 million cash and cash equivalents as of June 30, 2016; projected cash runway into 2H 2018

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